UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 14, 2015 (May 14, 2015)
Republic Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way
Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 627-2700
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders	2

SIGNATURES	3

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 14, 2015, Republic Services, Inc. ("Republic" or the “Company”) held its 2015 Annual Meeting of Shareholders. The shareholders voted on the matters set forth below:

1. The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non Votes
Ramon A. Rodriguez	300,233,534	2,571,985	546,969	15,085,979
Tomago Collins	302,028,173	770,094	554,221	15,085,979
James W. Crownover	302,368,037	440,021	544,430	15,085,979
Gen. Ann E. Dunwoody (ret.)	302,203,018	607,907	541,563	15,085,979
William J. Flynn	302,374,147	427,081	551,260	15,085,979
Manuel Kadre	302,704,913	236,291	411,284	15,085,979
Michael Larson	294,871,343	7,929,649	551,496	15,085,979
W. Lee Nutter	300,603,676	2,347,386	401,426	15,085,979
Donald W. Slager	302,596,653	211,612	544,223	15,085,979
John M. Trani	302,517,854	282,131	552,503	15,085,979

2. The proposal to approve the compensation of the Company's named executive officers was approved based upon the following advisory, non-binding votes:

Votes for	294,529,568
Votes against	7,462,379
Abstentions	1,360,541
Broker non-votes	15,085,979

3. The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015 was approved based upon the following votes:

Votes for	315,508,521
Votes against	2,547,657
Abstentions	382,289
Broker non-votes	-

4. The shareholder proposal regarding proxy access was approved based upon the following votes:

Votes for	258,439,973
Votes against	29,041,192
Abstentions	2,741,962
Broker non-votes	28,214,658

An Arizona statute, on its face, applies to any public company that is headquartered in Arizona, has assets of at least $1 million in Arizona and has more than 500 Arizona employees. The statute provides that if a person or group acquires 20% or more of the stock of such a company, the shares in excess of the 20% threshold may not be voted on matters other than the election of directors (subject to limited exceptions). In a 2007 decision, a federal court in Arizona stated that the statute is unconstitutional and unenforceable in the case of an entity, like Republic, that is incorporated in Delaware. If the statute were deemed to be enforceable and applicable to us and to the shares of our common stock held by Cascade Investment, L.L.C. (“Cascade”) and the Bill & Melinda Gates Foundation Trust (the “Trust”) (who collectively held approximately 30.9% of our common stock as of the record date for the Annual Meeting), approximately 38.3 million fewer shares would have been voted for each of proposals two through four, but the outcome of the decisions on those matters would not have been impacted. The Company does not currently take any position regarding the enforceability of the statute or its application to us or the common stock voted by Cascade or by the Trust.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Services, Inc.

Date: May 14, 2015	By:	/s/ Charles F. Serianni
Charles F. Serianni
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

	By:	/s/ Brian A. Goebel
Brian A. Goebel
Vice President and Chief Accounting Officer (Principal Accounting Officer)

3